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                                                                   EXHIBIT 10.11

                            MANUFACTURING AGREEMENT

     This Agreement, is made as of the 1st day of January, 1997 by and between Douglas Dynamics, L.L.C., a Delaware limited liability company, hereinafter called "DDLLC" and Flour City Architectural Metals, Inc., a Delaware corporation, hereinafter called "FCAM".

     WHEREAS, FCAM is engaged in the business of designing and erecting curtain wall systems; and

     WHEREAS, DDLLC is engaged in the business of fabricating curtain walls at its manufacturing plant in Johnson City, Tennessee (hereinafter referred to as the "Facility"); and

     WHEREAS, FCAM desires to purchase fabricated curtain wall systems and components from DDLLC and DDLLC desires to fabricate curtain wall systems and components for FCAM.

     NOW THEREFORE, in consideration of the mutual premises set forth herein the parties agree as follows:

     I.   MANUFACTURING

          DDLLC shall manufacture and produce at the Facility and FCAM shall purchase from DDLLC such curtain wall systems and components ("Products") for the New York Psych Hospital, Boston Courthouse, JFK Terminal 1 and University of California Davis projects (the "Projects") described in the specifications attached to this Agreement as Exhibit A in such quantities as are set forth therein. DDLLC shall not have any obligation to perform any work requiring the use of its liquid paint line after May 1, 1997.

     II.  GENERAL CONDITIONS

          A. Inspection

             (a) FCAM shall have the right to inspect inventory, work-in progress and Products to the extent practicable at the Facility. FCAM may also inspect the Facility or any


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subcontractor engaged pursuant to this Agreement. FCAM shall perform inspections in a manner that will not unduly delay the work.

                (b) FCAM may require DDLLC, at DDLLC's expense, to replace or correct any Product that is nonconforming at time of delivery. Products may be deemed nonconforming when defective in material or workmanship or otherwise not in conformity with the requirements of this Agreement.

        B.      Independent Contractor

                DDLLC, in the performance of the work hereunder, shall be and act as an independent contractor and not an agent for or employee of FCAM. As an independent contractor, DDLLC shall not enter into any contract or accept or assign any document, or incur any liability, expense, obligation or responsibility on behalf of FCAM without the prior written consent of FCAM.

        C.      Warranties and Claims

                (a) Guaranties and warranties from manufacturers and suppliers of equipment and materials used in the performance of this Agreement shall run to DDLLC.

                (b) DDLLC shall, at its sole expense, provide an 18 months parts and labor warranty on any Product found to be defective in manufacture, workmanship or quality commencing on the date of acceptance of building by general contractor.

                (c) FCAM shall be entitled to file claims against DDLLC for any failure by DDLLC to comply with the requirements of Exhibit A, or the plans and specifications ("specifications") provided to and accepted by DDLLC; provided, however, that in no event shall FCAM be entitled to assert a claim for less than $1000, nor in excess of $15,000. A claim shall include all direct costs and expenses arising from any failure to comply with the Specifications.




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                D.      Licenses and Permits

                        DDLLC has obtained and shall keep during the performance of this Agreement all licenses, permits, approvals, franchises, variances and authorization (federal, state and local) material to the performance by DDLLC of this Agreement.

                E.      Delivery

                        Deliver will be FOB at the Facility.

                F.      Unenforceable or Invalid Provisions

                        If any term(s) or provision(s) of this Agreement shall be finally determined by competent authority to be void or unenforceable under any applicable state or federal law or municipal or local ordinance or regulation, such determination shall not affect the remainder of this Agreement, which thereafter shall be construed in the applicable jurisdiction as not containing the particular term(s) or provision(s) specifically determined to be invalid, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

        III.    PRICE AND PAYMENT TERMS

                A. FCAM shall pay DDLLC for Products delivered under this Agreement in accordance with the prices set forth on Exhibit A.

                B. FCAM shall make payment to DDLLC for Products delivered to FCAM by DDLLC within thirty (30) days of the date of delivery or instruction to hold in storage.

                C.      Cost Changes

                        FCAM and DDLLC shall adjust the prices set forth on Exhibit A in the event that there are any change orders changing the scope of the work set forth on Exhibit A.

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IV.  REPRESENTATIONS AND WARRANTIES

     A.   Representations and Warranties of DDLLC

          DDLLC hereby represents and warrants to FCAM the following:

          (a) DDLLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to conduct its business and to own or lease its property and assets, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in the State of Tennessee.

          (b) DDLLC has the corporate power and authority to execute, deliver and carry out the terms of this Agreement and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of DDLLC, enforceable in accordance with its terms.

     B.   Representations and Warranties of FCAM

          FCAM hereby represents and warrants to DDLLC the following:

          (a) FCAM is a corporation for profit, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business and to own or lease its property and assets.

          (b) FCAM has the power and authority to execute, deliver and carry out the terms of this Agreement and has taken all necessary action to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by FCAM and is a legal, valid and binding obligation of FCAM, enforceable in accordance with its terms.


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        V.      FORCE MAJEURE

                DDLLC shall not be liable for any act, omission, result or consequence, including but not limited to any delay in delivery or performance, which is (i) due to any act of God, the prior performance of any government order, local labor shortage, fire, flood or other casualty, governmental regulation or requirement, shortage or failure of raw material supply, fuel, power or transportation, breakdown of equipment or any cause beyond DDLLC's reasonable control whether of similar nature to those above enumerated or
(ii) due to any strike, labor dispute, or difference with workers, regardless of whether or not DDLLC is capable of settling any such labor problem.

        VI.     LIMITATION OF LIABILITY

                DDLLC's liability hereunder shall be limited to the obligation to furnish the manufacturing to repair or replace only those Products proven to have failed to meet the specifications provided to DDLLC by FCAM or to have been defective in quality or workmanship at the time of delivery or allow credit therefor, at its option. DDLLC's total cumulative liability in any way arising from or pertaining to any product sold or required to be sold under this contract shall not in any case exceed the purchase price paid by FCAM for such Product.

                IN NO EVENT SHALL DDLLC HAVE ANY LIABILITY FOR COMMERCIAL LOSS, CLAIMS FOR LABOR, OR CONSEQUENTIAL DAMAGES OF ANY OTHER TYPE, WHETHER FCAM'S CLAIM BE BASED IN CONTRACT, TORT, WARRANTY, OR STRICT LIABILITY, OR OTHERWISE.

                IN NO EVENT SHALL DDLLC BE LIABLE FOR ANY CONSEQUENTIAL OR ANY OTHER DAMAGES RESULTING FROM FAILURE OR DELAY IN DELIVERY. NO DELIVERY DATES ARE GUARANTEED.

        VII. TRANSFER OF POSSESSION AND TRANSFER OF TITLE TO EQUIPMENT AND REMOVAL OF MATERIALS.

                A. FCAM and DDLLC agree that the equipment listed on Exhibit B ("Equipment") will be removed by DDLLC and from DDLLC's Johnson City facility not later than


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June 1, 1997. The parties shall cooperate in the expeditious removal and transfer of the Equipment. FCAM agrees not to remove the equipment set forth on Exhibit B under the categories "Equipment at Riverview Drive Plant Fabrication," "Assembly," and "Welding" from DDLLC's Johnson City facility until the earlier of (i) the date DDLLC no longer has a need for the equipment in completing the scope of work described in Exhibit A, or (ii) June 1, 1997.

                B. To the extent that the DDLLC has title to any of the Equipment, for good and valuable consideration received, DDLLC hereby assigns, transfers and conveys to FCAM all right, title and interest in and to said Equipment, free and clear of all liens.

                C. In the event that FCAM does not remove the Equipment and FCAM materials by September 1, 1997, FCAM shall pay rent to DDLLC for storage at the rate of thirty cents per square foot ($.30/sq. ft.) for inside storage and ten cents per square foot ($.10/sq. ft.) for outside storage on a month to month basis. After December 31, 1997, DDLLC shall have the right to require FCAM to remove all equipment and FCAM materials upon sixty (60) days prior written notice. (Square footage will be calculated on out to out dimensions occupied.)

        VIII.   TAXES

                FCAM shall be responsible, pay and discharge all tax obligations related to (i) the manufacturing of the Products including sales and use taxes, and (ii) the transfer of equipment, including transfer and personal property taxes, but excluding taxes based on the net income of DDLLC.

        IX.     CHANGES IN AGREEMENT

                This Agreement may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

        X.      SOLE AGREEMENT

                This Agreement is in substitution of any and all agreements heretofore entered into between the parties hereto for the manufacturing of Products, and said prior agreements are hereby revoked with reference to all work starting subsequent to the date hereof.



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        XI.     AGREEMENT NONASSIGNABLE


                This Agreement shall not be assigned by either party without the express written consent of the other party.


        XII.    TERM AND CANCELLATION


                This Agreement is effective the day and year first above written and shall continue until completion of the scope of work described on Exhibit A; provided, however, that DDLLC shall not accept change orders requiring use of its liquid paint line after May 1, 1997.


        XIII.   CHOICE OF LAW


                This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, except for the conflict of laws provision thereof.


        IN WITNESS WHEREOF, the said parties have hereunto set their hands the day and year first above written.


DOUGLAS DYNAMICS, INC.                          FLUOR CITY ARCHITECTURAL
a Delaware limited liability company            METALS, INC.

By: /s/ JOHN B. DOREY                           By: /s/ MICHAEL J. RUSSO
Title: President                                Title: President



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